Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Thursday, March 28, 2013		bob.lougee@usamobility.com

USA Mobility Reports Selected Fourth Quarter and 2012 Results;

To Restate 2011 Financial Results

Wireless Subscriber and Revenue Trends Continue to Improve;

Software Bookings Achieve All-Time Highs;

Wireless Operating Margins Remain Strong as Expenses Decline

Springfield, VA (March 28, 2013) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced selected operating results for the fourth quarter and year-ended December 31, 2012. The Company will report full fourth quarter and 2012 results after completing a restatement of its 2011 financial statements in connection with the previously announced material weakness in the design of internal control over financial reporting relating to software revenue recognition processes (see additional details below). The Company believes there is no material impact to the previously reported interim periods of 2012.

Key results and selected highlights for the fourth quarter and 2012 are shown below. These selected 2012 results are preliminary, unaudited and subject to change.

Wireless

•

Fourth quarter revenue for Wireless was $39.9 million, compared to $46.5 million in the fourth quarter of 2011 and $41.4 million in the third quarter of 2012. For 2012, Wireless revenue was $168.4 million, compared to $199.7 million in 2011.

•

Fourth quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) for Wireless was $14.0 million, or 35.0 percent of revenue, compared to $17.1 million, or 36.7 percent of revenue, in the fourth quarter of 2011 and $16.3 million, or 39.3 percent or revenue, in the third quarter of 2012. Excluding severance expenses, fourth quarter EBITDA margin would have been 37.9 percent, compared to 39.3 percent in the year earlier quarter. For 2012, EBITDA margin increased to an all-time high of 38.3 percent, compared to 37.2 percent in 2011.

•

Net unit losses were 31,000 in the fourth quarter, compared to 37,000 in the third quarter and 53,000 in the year-earlier quarter, while the quarterly rate of unit erosion improved to a historic low of 2.0 percent from 2.3 percent in the third quarter and 3.1 percent in the fourth quarter of 2011. The annual rate of unit erosion improved to 9.2 percent in the fourth quarter, also a record low, from 11.7 percent in the year-ago quarter. Units in service at December 31, 2012 totaled 1,515,000 compared to 1,668,000 at December 31, 2011.

•

The rate of Wireless revenue erosion in the fourth quarter was 3.7 percent, compared to 3.1 percent in the third quarter and 4.1 percent in the year-earlier quarter. The annual rate of total revenue erosion was 14.2 percent in the fourth quarter, compared to 14.6 percent in the third quarter and 14.8 percent in the year-earlier quarter. The year-over-year rate of paging revenue erosion improved to a record low 13.3 percent in 2012 from 14.6 percent in 2011.

•

Total ARPU (average revenue per unit) was $8.29 in the fourth quarter, compared to $8.36 in the third quarter and $8.51 in the fourth quarter of 2011. For the year, ARPU totaled $8.37, compared to $8.64 in 2011.

Software (Selected Information)

•

Bookings for the fourth quarter increased to a record $18.1 million, compared to $15.7 million in the third quarter and $15.2 million in the year-earlier quarter. Bookings for the second half of the year increased to $33.8 million, compared to $27.5 million for the first half of 2012 representing an increase of 22.9%.

•	Backlog increased to an all-time high of $40.6 million at December 31, 2012, compared to $36.2 million at September 30, 2012, and $32.9 million at year-end 2011.

•	The renewal rate for maintenance in the fourth quarter was 99.0 percent.

•	Financial results for Software have not yet been finalized.

Total Company (Selected Information)

•	Dividends paid to stockholders totaled $16.5 million in 2012.

•	The Company’s cash balance was $61.0 million at December 31, 2012.

•

The number of full-time equivalent employees at December 31, 2012 totaled 665, including 378 for Wireless and 287 for Software, compared to a total of 683 at year-end 2011, including 434 for Wireless and 249 for Software.

“We were very pleased with our operating performance in the fourth quarter and full-year 2012,” said Vincent D. Kelly, president and chief executive officer. “Operating results once again either met or exceeded our key performance targets and both our Wireless and Software businesses achieved record results for the fourth quarter in several key operating categories. Overall, we continued to operate the Company profitably, maintain high operating margins in our Wireless business, reduce expenses, enhance our products and services, and expand our Software business into new markets. We also generated sufficient cash to again return capital to stockholders in the form of dividends and share repurchases.”

Commenting on the Wireless business, Kelly stated: “Wireless subscriber and revenue trends improved substantially in the fourth quarter as the rates of unit and revenue erosion reached their best levels since USA Mobility was formed in 2004. Net subscriber churn declined to 9.2 percent from 11.7 percent in the year-earlier quarter while the year-over-year rate of paging revenue erosion fell to 13.3 percent from 14.6 percent in 2011. In addition, the EBITDA margin for Wireless increased to a record high of 38.3 percent in 2012 versus 37.2 percent in 2011 as the reduction of Wireless costs continued to outpace the decline of revenue. It was also the seventh consecutive year our Wireless business expanded operating margins.”

Kelly said the Wireless business continued to focus sales and marketing efforts during the quarter around Healthcare, its largest market segment. “Healthcare now represents 67.1 percent of the total Wireless customer base, compared to 62.6 percent a year ago, and continues to be our best performing market segment with the highest rate of gross placements and lowest rate of net unit loss. Looking ahead,” he added, “we believe Healthcare will continue to grow as a percentage of our total subscriber base.”

Kelly said the Company’s Software subsidiary also recorded an excellent performance in 2012, especially over the second half of the year. “Software bookings (operations and maintenance) for the last six months of 2012 increased 22.9 percent over bookings in the first half of the year.” The up-tick in second half results was due in part to several factors, Kelly noted, including a new senior management team, a restructured approach to sales and marketing, continued growth of Amcom Software’s product development pipeline, and expansion into new geographic markets.

Kelly added, “Software bookings reached an all-time high of $18.1 million, lifting our year-end backlog to a new high as well. During the quarter the Software sales team increased systems sold to new customers in addition to sales of new modules and upgrades for existing customers. Demand continued to be strongest in North American hospitals where we sold software solutions for call center management, emergency notification, clinical alerting, middleware and mobile communication solutions.

In addition,” Kelly noted, “We expanded our sales focus internationally, specifically in the Middle East where we opened an office in Dubai. We also experienced growing demand among public safety organizations with a number of military and municipal 911 emergency response centers choosing Amcom Software’s dispatch solution. As a result, we ended the year with a solid backlog and pipeline of new business opportunities and believe our Software business established positive momentum entering 2013.”

Kelly said USA Mobility returned $24.6 million in capital to stockholders during 2012 in the form of dividends and share repurchases. The Company paid quarterly cash dividends to stockholders totaling $16.5 million, or $0.75 per share, during 2012, and repurchased 712,173 shares of its common stock for approximately $8.1 million (excluding commissions) after renewal of the Company’s stock repurchase program in July. “Over the past eight years we have now returned $405.3 million to our stockholders in the form of cash distributions and $59.8 million in common stock repurchases.”

The Company is currently in the process of restating 2011 results for its Software business. Due to the restatement, the Company said its interim 2011 financial statements as of and for the periods ended March 31, June 30, and September 30 and the 2011 annual financial statements as of and for the year ended December 31 should no longer be relied upon. The Company believes that there is no material impact to its previously reported results for the interim periods of 2012. This restatement process has delayed the completion of the 2012 annual audit and the filing of the 2012 Annual Report on Form 10-K with the Securities and Exchange Commission.

Commenting on the 2011 restatement and delayed 2012 Form 10-K filing Kelly stated, “I apologize for the material weakness we identified, along with the need to go back and restate our 2011 results. After we purchased Amcom Software in 2011, we continued to use the same process Amcom Software had in place regarding revenue recognition. We had recognized revenue utilizing this process since the acquisition and used this process until changes became required based on our review of internal controls over software revenue recognition. While changing our past results has been demanding and very time consuming, we don’t expect this to be a significant challenge going forward. We are adding resources and control procedures to ensure the appropriate recognition of software and related services revenue. It is unfortunate that this issue has taken up so much time and prevented us from timely reporting on our strong quarterly results and momentum.”

This 2011 restatement of the Software business results is due to the previously announced material weakness in the design of the software revenue recognition processes. In order to address the material weakness the Company undertook a review of all relevant revenue transactions to ensure (1) that these transactions were recognized in the proper periods and (2) that multiple element arrangements in the delivery of software, hardware and related services were appropriately allocated and recognized. The Company has determined that this material weakness did not impact the validity of the underlying revenue transactions or the Company’s receipt of cash for these revenue transactions.

Throughout 2011 and 2012 the Company recognized revenue for software and the related services upon completion of services. Completion of services was based upon the determination that the software had been installed and was available for use in the customer’s environment. These transactions committed the Software business to provide post installation services, typically over a 90 day period, that were more significant in scope than traditional maintenance services. Therefore, the Company concluded that under the completed contract method no revenue for these arrangements should have been recognized until all service obligations were satisfied. As such, the Company undertook a process to review all revenue transactions since the acquisition of the Software business in March 2011 to ensure that all revenue was deferred until the post installation services were completed. The Company has reviewed all relevant revenue transactions to ensure that revenue was recognized in the appropriate periods and at the appropriate amounts for 2011 and 2012. Based on the preliminary results to date the Company believes that approximately $9.2 million of software revenue previously recognized throughout 2011 should have been deferred as of December 31, 2011. The Company also believes that there is no material impact to the previously reported consolidated revenue in the interim periods of 2012. The Company is working with its outside counsel and independent registered public accountants to complete the restatement of the 2011 financial statements, finalize the 2012 audit and file our Annual Report on Form 10-K for the year ended December 31, 2012 with the Securities and Exchange Commission as soon as practicable.

The Company has begun to establish policies and procedures in 2013 to remediate the material weakness and does not anticipate that the prospective application of these changes will be difficult to implement.

The Company plans to host a conference call for investors to discuss operating results after the financial audit and 2011 restatement process is completed.

About USA Mobility

USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors through its wireless subsidiary, USA Mobility Wireless. In addition, through its software subsidiary, Amcom Software, it provides mission critical unified communications solutions for hospitals, contact centers, emergency management, mobile event notification and messaging nationally and internationally. As a single-source provider, USA Mobility Wireless focuses on the business-to-business marketplace and supplies wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility Wireless also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. Its product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. The Company also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued growth of our Software business and demand for our Software products and services, our ability to develop additional software solutions for our customers, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC. (WIRELESS)

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the twelve months ended December 31,
	2012	2011

Revenue:
Paging service	$159,739	$184,317
Cellular	1,152	2,612
Software revenue and other (b)	6,515	10,133
Other	999	2,639

Total revenue	168,405	199,701

Operating expenses:
Cost of products sold (b)	693	2,883
Service, rental and maintenance (b)	45,789	55,675
Selling and marketing	11,521	14,466
General and administrative	44,689	51,029
Severance and restructuring	1,197	1,293
Depreciation, amortization and accretion	11,167	13,973

Total operating expenses	115,056	139,319

% of total revenue	68.3%	69.8%

Operating income	53,349	60,382

% of total revenue	31.7%	30.2%

Interest expense, net	(379)	(2,236)
Other income, net	625	8,026

Income before income tax (expense) benefit	53,595	66,172
Income tax (expense) benefit	(21,555)	22,994

Net income	$32,040	$89,166

Basic net income per common share	$1.46	$4.04

Diluted net income per common share	$1.43	$3.96

Basic weighted average common shares outstanding	21,924,748	22,083,942

Diluted weighted average common shares outstanding	22,397,529	22,509,871

Reconciliation of operating income to EBITDA (c):
Operating income	$53,349	$60,382
Add back: depreciation, amortization and accretion	11,167	13,973

EBITDA	$64,516	$74,355

% of total revenue	38.3%	37.2%

Key statistics:
Units in service	1,515	1,668
Average revenue per unit (ARPU)	$8.37	$8.64

(a)	Slight variations in totals are due to rounding.
(b)	Wireless results reflect eliminations for intercompany revenue and expenses.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC. (WIRELESS)

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended December 31,
	2012	2011

Revenue:
Paging service	$38,081	$43,249
Cellular	275	414
Software revenue and other (b)	1,414	2,449
Other	147	421

Total revenue	39,917	46,533

Operating expenses:
Cost of products sold	177	626
Service, rental and maintenance (b)	11,052	12,454
Selling and marketing	2,727	3,275
General and administrative	10,820	11,888
Severance and restructuring	1,188	1,215
Depreciation, amortization and accretion	2,554	2,916

Total operating expenses	28,518	32,374

% of total revenue	71.4%	69.6%

Operating income	11,399	14,159
% of total revenue	28.6%	30.4%

Interest expense, net	(61)	(395)
Other income, net	164	122

Income before income tax (expense) benefit	11,502	13,886
Income tax (expense) benefit	(4,972)	5,089

Net income	$6,530	$18,975

Basic net income per common share	$0.30	$0.86

Diluted net income per common share	$0.30	$0.84

Basic weighted average common shares outstanding	21,492,792	22,094,197

Diluted weighted average common shares outstanding	21,991,608	22,577,312

Reconciliation of operating income to EBITDA (c):
Operating income	$11,399	$14,159
Add back: depreciation, amortization and accretion	2,554	2,916

EBITDA	$13,953	$17,075

% of total revenue	35.0%	36.7%

Key statistics:
Units in service	1,515	1,668
Average revenue per unit (ARPU)	$8.29	$8.51

(a)	Slight variations in totals are due to rounding.
(b)	Wireless results reflect eliminations of intercompany revenue and expenses.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC. (WIRELESS)

UNITS IN SERVICE ACTIVITY (a)

(Unaudited and in thousands)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Units in service

Beginning units in service
Direct one-way	1,366	1,395	1,423	1,465	1,510	1,559	1,599	1,645
Direct two-way	79	82	85	90	93	97	100	106

Total direct	1,445	1,477	1,508	1,555	1,603	1,656	1,699	1,751

Indirect one-way	55	58	60	63	68	71	75	68
Indirect two-way	46	48	49	50	50	52	54	70

Total indirect	101	106	109	113	118	123	129	138

Total beginning units in service	1,546	1,583	1,617	1,668	1,721	1,779	1,828	1,889

Gross placements
Direct one-way	46	45	49	41	39	50	56	47
Direct two-way	2	3	4	3	4	5	5	3

Total direct	48	48	53	44	43	55	61	50

Indirect one-way	2	1	2	1	2	3	3	1
Indirect two-way	—	—	—	—	—	—	2	—

Total indirect	2	1	2	1	2	3	5	1

Total gross placements	50	49	55	45	45	58	66	51

Gross disconnects
Direct one-way	(66)	(74)	(77)	(83)	(84)	(99)	(94)	(93)
Direct two-way	(6)	(6)	(7)	(8)	(7)	(9)	(10)	(9)

Total direct	(72)	(80)	(84)	(91)	(91)	(108)	(104)	(102)

Indirect one-way	(9)	(4)	(4)	(4)	(7)	(6)	(10)	6
Indirect two-way	—	(2)	(1)	(1)	—	(2)	(1)	(16)

Total indirect	(9)	(6)	(5)	(5)	(7)	(8)	(11)	(10)

Total gross disconnects	(81)	(86)	(89)	(96)	(98)	(116)	(115)	(112)

Net (loss)/gain
Direct one-way	(20)	(29)	(28)	(42)	(45)	(49)	(38)	(46)
Direct two-way	(4)	(3)	(3)	(5)	(3)	(4)	(5)	(6)

Total direct	(24)	(32)	(31)	(47)	(48)	(53)	(43)	(52)

Indirect one-way	(7)	(3)	(2)	(3)	(5)	(3)	(7)	7
Indirect two-way	—	(2)	(1)	(1)	—	(1)	1	(16)

Total indirect	(7)	(5)	(3)	(4)	(5)	(4)	(6)	(9)

Total net change	(31)	(37)	(34)	(51)	(53)	(58)	(49)	(60)

Ending units in service
Direct one-way	1,346	1,366	1,395	1,423	1,465	1,510	1,559	1,599
Direct two-way	75	79	82	85	90	93	97	100

Total direct	1,421	1,445	1,477	1,508	1,555	1,603	1,656	1,699

Indirect one-way	48	55	58	60	63	68	71	75
Indirect two-way	46	46	48	49	50	50	52	54

Total indirect	94	101	106	109	113	118	123	129

Total ending units in service	1,515	1,546	1,583	1,617	1,668	1,721	1,779	1,828

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)

(Unaudited)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

ARPU
Direct one-way	$7.78	$7.84	$7.89	$7.91	$7.90	$7.97	$8.10	$8.05
Direct two-way	20.52	20.55	20.88	21.08	21.27	21.60	22.05	22.23

Total direct	8.47	8.54	8.62	8.67	8.68	8.77	8.92	8.89

Indirect one-way	7.51	7.25	7.48	7.61	7.49	7.28	7.57	8.44
Indirect two-way	3.87	4.08	4.19	4.33	4.43	4.77	4.77	4.31

Total indirect	5.74	5.77	5.97	6.14	6.16	6.22	6.40	6.49

Total one-way	7.77	7.82	7.88	7.90	7.89	7.94	8.08	8.07
Total two-way	14.16	14.36	14.69	15.00	15.29	15.71	16.04	15.41

Total paging ARPU	$8.29	$8.36	$8.45	$8.50	$8.51	$8.59	$8.74	$8.72

Gross disconnect rate (b)
Direct one-way	-4.8%	-5.3%	-5.4%	-5.7%	-5.6%	-6.4%	-6.0%	-5.7%
Direct two-way	-7.8%	-7.7%	-8.5%	-8.3%	-7.7%	-9.5%	-9.3%	-7.5%

Total direct	-5.0%	-5.5%	-5.6%	-5.8%	-5.7%	-6.5%	-6.2%	-5.8%

Indirect one-way	-16.1%	-7.6%	-6.6%	-7.0%	-9.8%	-8.1%	-8.1%	11.9%
Indirect two-way	-1.6%	-3.1%	-1.8%	-1.7%	-1.8%	-3.1%	-4.5%	-26.4%

Total indirect	-9.3%	-5.5%	-4.4%	-4.7%	-6.4%	-6.0%	-6.6%	-8.1%

Total one-way	-5.3%	-5.4%	-5.4%	-5.8%	-5.8%	-6.4%	-6.1%	-5.0%
Total two-way	-5.4%	-6.0%	-6.0%	-5.9%	-5.6%	-7.3%	-7.6%	-15.2%

Total paging gross disconnect rate	-5.3%	-5.5%	-5.5%	-5.8%	-5.7%	-6.5%	-6.2%	-6.0%

Net (loss)/gain rate (c)
Direct one-way	-1.5%	-2.1%	-1.9%	-2.9%	-3.0%	-3.2%	-2.5%	-2.9%
Direct two-way	-4.9%	-4.0%	-3.9%	-4.9%	-3.3%	-4.1%	-3.1%	-3.6%

Total direct	-1.7%	-2.2%	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%

Indirect one-way	-13.2%	-5.6%	-4.9%	-5.4%	-7.4%	-4.5%	-5.3%	14.6%
Indirect two-way	-1.3%	-2.5%	-1.2%	-0.9%	-1.0%	-2.3%	-3.0%	-25.8%

Total indirect	-7.6%	-4.2%	-3.2%	-3.4%	-4.7%	-3.6%	-4.3%	-6.6%

Total one-way	-1.9%	-2.2%	-2.0%	-3.0%	-3.2%	-3.2%	-2.6%	-2.2%
Total two-way	-3.5%	-3.5%	-2.9%	-3.5%	-2.5%	-3.5%	-3.1%	-12.7%

Total paging net loss rate	-2.0%	-2.3%	-2.1%	-3.0%	-3.1%	-3.3%	-2.7%	-3.2%

(a)	Slight variations in totals are due to rounding.
(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c)	Net (loss)/gain rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)

(Unaudited)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Gross placement rate (b)
Healthcare	3.9%	3.7%	4.3%	3.3%	3.0%	3.9%	4.5%	3.3%
Government	1.5%	2.5%	1.8%	1.3%	1.6%	2.6%	2.1%	1.9%
Large enterprise	2.3%	2.0%	1.9%	2.4%	2.1%	2.1%	2.1%	2.3%
Other	1.9%	2.1%	2.0%	2.2%	2.8%	1.9%	2.0%	2.5%

Total direct	3.3%	3.2%	3.5%	2.8%	2.7%	3.3%	3.6%	2.9%
Total indirect	1.7%	1.3%	1.2%	1.3%	1.7%	2.4%	2.3%	1.6%

Total	3.2%	3.1%	3.4%	2.7%	2.6%	3.3%	3.5%	2.8%

Gross disconnect rate (b)
Healthcare	-4.4%	-4.5%	-4.5%	-4.7%	-4.9%	-5.7%	-5.0%	-4.7%
Government	-6.7%	-6.8%	-7.0%	-7.7%	-7.4%	-8.3%	-8.7%	-7.6%
Large enterprise	-5.7%	-7.3%	-8.0%	-7.7%	-5.7%	-7.0%	-7.1%	-6.2%
Other	-7.0%	-8.1%	-8.7%	-9.2%	-8.7%	-8.9%	-9.0%	-9.2%

Total direct	-5.0%	-5.5%	-5.6%	-5.8%	-5.7%	-6.5%	-6.2%	-5.8%
Total indirect	-9.3%	-5.5%	-4.4%	-4.7%	-6.4%	-6.0%	-6.6%	-8.1%

Total	-5.3%	-5.5%	-5.5%	-5.8%	-5.7%	-6.5%	-6.2%	-6.0%

Net loss rate (b)
Healthcare	-0.4%	-0.9%	-0.2%	-1.4%	-1.9%	-1.8%	-0.5%	-1.4%
Government	-5.2%	-4.3%	-5.2%	-6.4%	-5.8%	-5.7%	-6.6%	-5.7%
Large enterprise	-3.4%	-5.3%	-6.1%	-5.3%	-3.6%	-4.9%	-5.0%	-3.9%
Other	-5.1%	-5.9%	-6.8%	-7.1%	-5.9%	-7.0%	-6.9%	-6.8%

Total direct	-1.7%	-2.2%	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%
Total indirect	-7.6%	-4.2%	-3.2%	-3.4%	-4.7%	-3.6%	-4.3%	-6.6%

Total	-2.0%	-2.3%	-2.1%	-3.0%	-3.1%	-3.3%	-2.7%	-3.2%

End of period units in service % of total (b)
Healthcare	67.1%	65.9%	64.9%	63.6%	62.6%	61.7%	60.9%	59.5%
Government	10.3%	10.8%	11.1%	11.5%	11.9%	12.3%	12.6%	13.1%
Large enterprise	8.5%	8.6%	8.9%	9.3%	9.5%	9.6%	9.8%	10.0%
Other	7.9%	8.1%	8.4%	8.8%	9.2%	9.5%	9.7%	10.3%

Total direct	93.8%	93.4%	93.3%	93.2%	93.2%	93.1%	93.0%	92.9%
Total indirect	6.2%	6.6%	6.7%	6.8%	6.8%	6.9%	7.0%	7.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.
(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified.

Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION - DIRECT UNITS IN SERVICE AND

CELLULAR ACTIVATIONS (a)

(Unaudited)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Account size ending units in service (000’s)
1 to 3 units	52	55	58	61	65	69	74	79
4 to 10 units	31	33	35	37	40	42	45	48
11 to 50 units	75	78	82	86	92	99	106	114
51 to 100 units	49	50	52	54	56	61	68	72
101 to 1,000 units	334	343	356	373	380	399	411	424
>1,000 units	880	886	894	897	922	933	952	962

Total	1,421	1,445	1,477	1,508	1,555	1,603	1,656	1,699

End of period units in service % of total direct
1 to 3 units	3.6%	3.8%	3.9%	4.1%	4.2%	4.3%	4.4%	4.7%
4 to 10 units	2.2%	2.3%	2.3%	2.3%	2.6%	2.6%	2.7%	2.8%
11 to 50 units	5.3%	5.4%	5.6%	5.7%	5.9%	6.2%	6.4%	6.7%
51 to 100 units	3.5%	3.5%	3.5%	3.6%	3.6%	3.8%	4.1%	4.2%
101 to 1,000 units	23.5%	23.7%	24.1%	24.8%	24.4%	24.9%	24.8%	25.0%
>1,000 units	61.9%	61.3%	60.6%	59.5%	59.3%	58.2%	57.6%	56.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-5.5%	-5.3%	-5.7%	-6.2%	-5.7%	-5.9%	-6.3%	-6.2%
4 to 10 units	-5.5%	-4.8%	-6.2%	-6.2%	-6.6%	-6.4%	-6.8%	-6.2%
11 to 50 units	-4.6%	-4.8%	-4.1%	-7.1%	-7.3%	-6.4%	-6.5%	-7.7%
51 to 100 units	-2.6%	-3.9%	-2.4%	-3.9%	-8.4%	-10.4%	-5.4%	-5.7%
101 to 1,000 units	-2.6%	-3.8%	-4.7%	-1.7%	-4.7%	-2.9%	-3.3%	-2.7%
>1,000 units	-0.6%	-1.0%	-0.3%	-2.7%	-1.1%	-2.1%	-1.0%	-1.8%

Total	-1.7%	-2.2%	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%

Account size ARPU
1 to 3 units	$15.29	$15.43	$15.49	$15.49	$15.46	$15.62	$15.74	$15.57
4 to 10 units	14.39	14.42	14.40	14.45	14.37	14.52	14.65	14.53
11 to 50 units	12.04	12.11	12.24	12.15	12.12	12.30	12.38	12.19
51 to 100 units	10.47	10.48	10.35	10.52	10.56	10.59	10.68	10.59
101 to 1,000 units	8.94	8.97	9.01	9.04	8.90	8.90	9.10	9.00
>1,000 units	7.24	7.28	7.34	7.35	7.37	7.42	7.49	7.47

Total	$8.47	$8.54	$8.62	$8.67	$8.68	$8.77	$8.92	$8.89

Cellular:
Number of activations	1,041	948	1,052	1,070	1,476	1,236	4,370	2,191

Revenue from cellular services (000’s)	$275	$314	$286	$277	$414	$315	$1,199	$684

(a)	Slight variations in totals are due to rounding.